Exhibit 99.1

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	January 31, 2012	October 31, 2011
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$166,033	$244,356

Restricted cash	49,483	73,539

Inventories:
Sold and unsold homes and lots under development	735,364	720,149

Land and land options held for future development or sale	243,100	245,529

Consolidated inventory not owned- Specific performance options	387	2,434

Total inventories	978,851	968,112

Investments in and advances to unconsolidated joint ventures	58,757	57,826

Receivables, deposits, and notes	53,385	52,277

Property, plant, and equipment – net	52,010	53,266

Prepaid expenses and other assets	66,700	67,698

Total homebuilding	1,425,219	1,517,074

Financial services:
Cash and cash equivalents	3,656	6,384
Restricted cash	3,497	4,079
Mortgage loans held for sale	67,230	72,172
Other assets	2,121	2,471

Total financial services	76,504	85,106

Total assets	$1,501,723	$1,602,180

(1)  Derived from the audited balance sheet as of October 31, 2011.

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	January 31, 2012	October 31, 2011
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$29,322	$26,121
Accounts payable and other liabilities	266,043	303,633
Customers’ deposits	17,925	16,670
Nonrecourse mortgages secured by operating properties	19,510	19,748
Liabilities from inventory not owned	387	2,434

Total homebuilding	333,187	368,606

Financial services:
Accounts payable and other liabilities	14,067	14,517
Mortgage warehouse line of credit	49,043	49,729

Total financial services	63,110	64,246

Notes payable:
Senior secured notes	966,441	786,585
Senior notes	565,691	802,862
TEU senior subordinated amortizing notes	12,162	13,323
Accrued interest	32,399	21,331

Total notes payable	1,576,693	1,624,101

Income taxes payable	42,520	41,829

Total liabilities	2,015,510	2,098,782

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at January 31, 2012 and at October 31, 2011	135,299	135,299
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued 93,742,999 shares at January 31, 2012 and 92,141,492 shares at October 31, 2011 (including 11,760,763 and 11,694,720 shares at January 31, 2012 and October 31, 2011, respectively, held in Treasury)	937	921
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,353,126 shares at January 31, 2012 and 15,252,212 shares at October 31, 2011 (including 691,748 shares at January 31, 2012 and October 31, 2011 held in Treasury)	154	153
Paid in capital - common stock	592,781	591,696
Accumulated deficit	(1,127,771)	(1,109,506)
Treasury stock - at cost	(115,360)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(513,960)	(496,694)

Noncontrolling interest in consolidated joint ventures	173	92

Total equity deficit	(513,787)	(496,602)

Total liabilities and equity	$1,501,723	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended January 31,
	2012	2011
Revenues:
Homebuilding:
Sale of homes	$252,330	$235,885
Land sales and other revenues	10,579	9,588

Total homebuilding	262,909	245,473
Financial services	6,690	7,094

Total revenues	269,599	252,567

Expenses:
Homebuilding:
Cost of sales, excluding interest	217,427	201,430
Cost of sales interest	12,476	15,626
Inventory impairment loss and land option write-offs	3,325	13,525

Total cost of sales	233,228	230,581

Selling, general and administrative	33,254	40,207

Total homebuilding expenses	266,482	270,788

Financial services	5,177	5,470

Corporate general and administrative	12,784	15,008

Other interest	21,995	23,985

Other operations	5,398	887

Total expenses	311,836	316,138

Gain on extinguishment of debt	24,698	-

Loss from unconsolidated joint ventures	(23)	(992)

Loss before income taxes	(17,562)	(64,563)

State and federal income tax provision (benefit):
State	633	665
Federal	70	(1,086)

Total income taxes	703	(421)

Net loss	$(18,265)	$(64,142)

Per share data:
Basic:
Loss per common share	$(0.17)	$(0.82)
Weighted-average number of common shares outstanding	108,735	78,598

Assuming dilution:
Loss per common share	$(0.17)	$(0.82)
Weighted-average number of common shares outstanding	108,735	78,598

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EQUITY
(In Thousands Except Share Amounts)
(Unaudited)

	A Common Stock		B Common Stock		Preferred Stock
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount	Paid-In Capital	Accumulated Deficit	Treasury Stock	Noncontrolling Interest	Total

Balance, November 1, 2011	80,446,772	$921	14,560,464	$153	5,600	$135,299	$591,696	$(1,109,506)	$(115,257)	$92	$(496,602)

Stock options, amortization and issuances							1,052				1,052

Restricted stock amortization, issuances and forfeitures	139,693	2	117,399	1			47				50

Settlement of prepaid common stock purchase contracts	1,445,329	14					(14)

Conversion of Class B to Class A Common Stock	16,485		(16,485)

Changes in noncontrolling interest in consolidated joint ventures										81	81

Treasury stock purchases	(66,043)								(103)		(103)

Net loss								(18,265)			(18,265)

Balance, January 31, 2012	81,982,236	$937	14,661,378	$154	5,600	$135,299	$592,781	$(1,127,771)	$(115,360)	$173	$(513,787)

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	January 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(18,265)	$(64,142)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,658	2,319
Compensation from stock options and awards	1,187	1,940
Amortization of bond discounts and deferred financing costs	1,631	1,309
Gain on sale and retirement of property and assets	(22)	(293)
Loss from unconsolidated joint ventures	23	992
Distributions of earnings from unconsolidated joint ventures	206	525
Gain on extinguishment of debt	(24,698)	-
Expenses related to the debt for debt exchange	4,594	-
Inventory impairment and land option write-offs	3,325	13,525
Decrease (increase) in assets:
Mortgage loans held for sale	4,942	48,683
Restricted cash, receivables, prepaids, deposits and other assets	23,540	11,077
Inventories	(14,063)	30,095
Increase (decrease) in liabilities:
State and federal income tax liabilities	691	22,125
Customers’ deposits	1,255	4,681
Accounts payable, accrued interest and other accrued liabilities	(29,126)	(70,359)
Net cash (used in) provided by operating activities	(43,122)	2,477
Cash flows from investing activities:
Proceeds from sale of property and assets	22	360
Purchase of property, equipment, and other fixed assets	(134)	(267)
Investments in and advances to unconsolidated joint ventures	(1,858)	(2,379)
Distributions of capital from unconsolidated joint ventures	698	698
Net cash used in investing activities	(1,272)	(1,588)
Cash flows from financing activities:
Proceeds from mortgages and notes	3,201	-
Payments related to mortgages and notes	(237)	(2,122)
Net payments related to mortgage warehouse lines of credit	(685)	(49,571)
Principal payments and debt repurchases	(20,163)	-
Payments related to the debt for debt exchange	(18,773)	-
Net cash used in financing activities	(36,657)	(51,693)
Net decrease in cash and cash equivalents	(81,051)	(50,804)
Cash and cash equivalents balance, beginning of period	250,740	367,180
Cash and cash equivalents balance, end of period	$169,689	$316,376

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands - Unaudited)
(Continued)

	Three Months Ended
	January 31,
	2012	2011
Supplemental disclosures of cash flow:
Cash paid (received) during the period for:
Income taxes	$11	$(22,520)

Supplemental disclosure of noncash financing activities:

In the first quarter of fiscal 2012, we completed a debt for debt exchange. See Note 12 for further information.

In the first quarter of fiscal 2011, our partner in a land development joint venture transferred its interest in the venture to us.  The consolidation resulted in increases in inventory and non-recourse land mortgages of $9.5 million and $18.5 million, respectively, and a decrease in other liabilities of $9.0 million.

See notes to Condensed Consolidated Financial Statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

Hovnanian Enterprises, Inc. and Subsidiaries (the "Company”, “we”, “us” or “our”) has reportable segments consisting of six Homebuilding segments (Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West) and the Financial Services segment (see Note 17).

The accompanying unaudited Condensed Consolidated Financial Statements include our accounts and those of all wholly-owned subsidiaries after elimination of all significant intercompany balances and transactions.  Certain immaterial prior year amounts have been reclassified to conform to the current year presentation.

1.  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X and should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended October 31, 2011.  In the opinion of management, all adjustments for interim periods presented have been made, which include normal recurring accruals and deferrals necessary for a fair presentation of our consolidated financial position, results of operations, and cash flows.  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and these differences could have a significant impact on the financial statements.  Results for interim periods are not necessarily indicative of the results which might be expected for a full year.  The balance sheet at October 31, 2011 has been derived from the audited Consolidated Financial Statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

2.  For the three months ended January 31, 2012 and 2011, the Company’s total stock-based compensation expense was $1.2 million and $1.9 million, respectively.  Included in this total stock-based compensation expense was the vesting of stock options of $1.1 million and $1.3 million for the three months ended January 31, 2012 and 2011, respectively.

3.  Interest costs incurred, expensed and capitalized were:

	Three Months Ended January 31,
(In thousands)	2012	2011

Interest capitalized at beginning of period	$121,441	$136,288
Plus interest incurred(1)	36,345	37,827
Less cost of sales interest expensed	(12,476)	(15,626)
Less other interest expensed(2)(3)	(21,995)	(23,985)
Interest capitalized at end of period(4)	$123,315	$134,504

(1)	Data does not include interest incurred by our mortgage and finance subsidiaries.
(2)
Other interest expensed is comprised of interest that does not qualify for interest capitalization because our assets that qualify for interest capitalization (inventory under development) do not exceed our debt.  Interest on completed homes and land in planning, which does not qualify for capitalization, is expensed.

(3)
Cash paid for interest, net of capitalized interest, is the sum of other interest expensed, as defined above, and interest paid by our mortgage and finance subsidiaries adjusted for the change in accrued interest, which is calculated as follows:

	Three Months Ended January 31,
(In thousands)	2012	2011
Other interest expensed	$21,995	$23,985
Interest paid by our mortgage and finance subsidiaries	476	582
Increase in accrued interest	(11,067)	(8,985)
Cash paid for interest, net of capitalized interest	$11,404	$15,582

(4)
We have incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts above are shown gross before allocating any portion of the impairments to capitalized interest.

4.  Accumulated depreciation at January 31, 2012 and October 31, 2011 amounted to $76.7 million and $75.4 million,  respectively, for our homebuilding property, plant and equipment.

5.  We record impairment losses on inventories related to communities under development and held for future development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their related carrying amounts.  If the expected undiscounted cash flows are less than the carrying amount, then the community is written down to its fair value.  We estimate the fair value of each impaired community by determining the present value of the estimated future cash flows at a discount rate commensurate with the risk of the respective community.  For the three months ended January 31, 2012, our discount rates used for the impairments recorded ranged from 16.8% to 18.5%.  Should the estimates or expectations used in determining cash flows or fair value decrease or differ from current estimates in the future, we may need to recognize additional impairments.  We recorded impairment losses, which are included in the Condensed Consolidated Statement of Operations and deducted from inventory, of $3.1 million and $6.8 million for the three months ended January 31, 2012 and 2011, respectively.

The following table represents inventory impairments by homebuilding segment for the three months ended January 31, 2012 and 2011:

	Three Months Ended			Three Months Ended
(Dollars in millions)	January 31, 2012			January 31, 2011
	Number of Communities	Dollar Amount of Impairment	Pre- Impairment Value(1)	Number of Communities	Dollar Amount of Impairment	Pre- Impairment Value(1)
Northeast	5	$2.4	$16.1	2	$5.4	$17.9
Mid-Atlantic	2	0.3	0.6	1	0.3	1.4
Midwest	1	0.1	1.1	-	-	-
Southeast	3	0.3	0.9	-	-	-
Southwest	-	-	-	-	-	-
West	-	-	-	1	1.1	5.5
Total	11	$3.1	$18.7	4	$6.8	$24.8

(1)  Represents carrying value, net of prior period impairments, if any, at the time of recording the applicable period’s impairments.

The Condensed Consolidated Statement of Operations line entitled “Homebuilding: Inventory impairment loss and land option write-offs” also includes write-offs of options, and approval, engineering and capitalized interest costs that we record when we redesign communities and/or abandon certain engineering costs and we do not exercise options in various locations because the communities' pro forma profitability is not projected to produce adequate returns on investment commensurate with the risk.  Total aggregate write-offs related to these items were $0.2 million and $6.7 million for the three months ended January 31, 2012 and 2011, respectively.  Occasionally, these write-offs are offset by recovered deposits (sometimes through legal action) that had been written off in a prior period as walk-away costs.  Historically, these recoveries have not been significant in comparison to the total cost written off.

The following table represents write-offs of such costs (after giving effect to any recovered deposits in the applicable period) and the number of lots walked away from by homebuilding segment for the three months ended January 31, 2012 and 2011:

	Three Months Ended
	January 31,
	2012		2011
(Dollars in millions)	Number of Walk-Away Lots	Dollar Amount of Write-Offs	Number of Walk-Away Lots	Dollar Amount of Write-Offs

Northeast	-	$-	989	$3.1
Mid-Atlantic	179	0.1	252	0.4
Midwest	38	-	132	-
Southeast	141	0.1	983	0.2
Southwest	-	-	68	-
West	-	-	143	3.0
Total	358	$0.2	2,567	$6.7

We have decided to mothball (or stop development on) certain communities when we have determined the current performance does not justify further investment at the time.  When we decide to mothball a community, the inventory is reclassified from “Sold and unsold homes and lots under development” to “Land and land options held for future development or sale”.  During the first quarter of fiscal 2012, we did not mothball any communities but re-activated one previously mothballed community and sold one previously mothballed community.  As of January 31, 2012, the net book value associated with our 57 total mothballed communities was $137.5 million, net of impairment charges of $493.5 million.

6.  We establish a warranty accrual for repair costs under $5,000 per occurrence to homes, community amenities, and land development infrastructure.  We accrue for warranty costs as part of cost of sales at the time each home is closed and title and possession have been transferred to the homebuyer.  In addition, we accrue for warranty costs over $5,000 per occurrence as part of our general liability insurance deductible, which is expensed as selling, general, and administrative costs.  For homes delivered in fiscal 2012 and 2011, our deductible under our general liability insurance is $20 million per occurrence for construction defect and warranty claims.  For bodily injury claims, our deductible per occurrence in 2012 and 2011 is $0.1 million up to a $5 million limit.  Our aggregate retention in 2012 and 2011 is $21 million for construction defect, warranty and bodily injury claims.  Additions and charges in the warranty reserve and general liability reserve for the three months ended January 31, 2012 and 2011 are as follows:

	Three Months Ended
	January 31,
(In thousands)	2012	2011

Balance, beginning of period	$123,865	$125,268
Additions	8,590	7,488
Charges incurred	(7,730)	(9,567)
Balance, end of period	$124,725	$123,189

Warranty accruals are based upon historical experience.  We engage a third-party actuary that uses our historical warranty and construction defect data, worker’s compensation data, and other industry data to assist us in estimating our reserves for unpaid claims, claim adjustment expenses and incurred but not reported claims reserves for the risks that we are assuming under the general liability and workers compensation programs.  The estimates include provisions for inflation, claims handling, and legal fees.

Insurance claims paid by our insurance carriers, excluding insurance deductibles paid, were $0.7 million and $5.5 million for the three months ended January 31, 2012 and 2011, respectively, for prior year deliveries.

7.  We are involved in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on our financial position or results of operations, and we are subject to extensive and complex regulations that affect the development and home building, sales and customer financing processes, including zoning, density, building standards and mortgage financing.  These regulations often provide broad discretion to the administering governmental authorities.  This can delay or increase the cost of development or homebuilding.

We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment.  The particular environmental laws that apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site.  These environmental laws may result in delays, may cause us to incur substantial compliance, remediation and/or other costs, and can prohibit or severely restrict development and homebuilding activity.

We anticipate that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules, and regulations and their interpretations and application.

The Company is also involved in the following litigation:

A subsidiary of the Company has been named as a defendant in a purported class action suit filed on May 30, 2007 in the United States District Court for the Middle District of Florida, Randolph Sewell, et al., v. D’Allesandro & Woodyard, et al., alleging violations of the federal securities acts, among other allegations, in connection with the sale of some of the subsidiary’s homes in Fort Myers, Florida.  Plaintiffs filed an amended complaint on October 19, 2007.  Plaintiffs sought to represent a class of certain home purchasers in southwestern Florida and sought damages, rescission of certain purchase agreements, restitution of out-of-pocket expenses, and attorneys’ fees and costs.  The Company’s subsidiary filed a motion to dismiss the amended complaint on December 14, 2007.  Following oral argument on the motion in September 2008, the court dismissed the amended complaint with leave for plaintiffs to amend. Plaintiffs filed a second amended complaint on October 31, 2008. The Company’s subsidiary filed a motion to dismiss this second amended complaint.  The Court dismissed portions of the second amended complaint.  The Court dismissed additional portions of the second amended complaint on April 28, 2010.  We settled this case with the plaintiffs for a total payment of $3.3 million, a portion of which was covered by insurance.  The settlement was paid in December 2011.

Hovnanian Enterprises, Inc. and K. Hovnanian Venture I, L.L.C. have been named as defendants in a class action suit. The action was filed by Mike D’Andrea and Tracy D’Andrea, on behalf of themselves and all others similarly situated in the Superior Court of New Jersey, Gloucester County. The action was initially filed on May 8, 2006 alleging that the HVAC systems installed in certain of the Company’s homes are in violation of applicable New Jersey building codes and are a potential safety issue. On December 14, 2011, the Superior Court granted class certification; the potential class is 1,065 homes.  The defendants filed a request to take an interlocutory appeal regarding the class certification decision. The Appellate Division denied the request, and the defendants filed a request for interlocutory review by the New Jersey Supreme Court, which is still pending. The plaintiff seeks unspecified damages as well as treble damages pursuant to the NJ Consumer Fraud Act.   The Company believes there is insurance coverage available to it for this action.  While we have determined that a loss related to this case is not probable, it is not possible to estimate a loss or range of loss related to this matter at this time.  On December 19, 2011, certain subsidiaries of the Company filed a separate action seeking indemnification against the various manufactures and subcontractors implicated by the class action.

8.  Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements, certificates of deposit, Treasury Bills and government money market funds with maturities of 90 days or less when purchased.  Our cash balances are held at a few financial institutions and may, at times, exceed insurable amounts.  We believe we help to mitigate this risk by depositing our cash in major financial institutions.  At January 31, 2012, we had no cash equivalents as the full balance of cash and cash equivalents was held as cash.

 9.   Our mortgage banking subsidiary originates mortgage loans, primarily from the sale of our homes. Such mortgage loans are sold in the secondary mortgage market within a short period of time of origination. Mortgage loans held for sale consist primarily of single-family residential loans collateralized by the underlying property. We have elected the fair value option to record loans held for sale and therefore these loans are recorded at fair value with the changes in the value recognized in the Statements of Operations in “Revenues: Financial services.” We currently use forward sales of mortgage-backed securities, interest rate commitments from borrowers and mandatory and/or best efforts forward commitments to sell loans to investors to protect us from interest rate fluctuations. These short-term instruments, which do not require any payments to be made to the counter-party or investor in connection with the execution of the commitments, are recorded at fair value. Gains and losses on changes in the fair value are recognized in the Statements of Operations in “Revenues: Financial services”. Loans held for sale of $2.2 million and $1.0 million at January 31, 2012 and October 31, 2011, respectively, represent loans that cannot currently be sold at reasonable terms in the secondary mortgage market.  These loans are serviced by a third party until such time that they can be liquidated via alternative mortgage markets, foreclosure or repayment.

At January 31, 2012 and October 31, 2011, respectively, $51.8 million and $52.7 million of such mortgages held for sale were pledged against our mortgage warehouse line of credit (see Note 10). We may incur losses with respect to mortgages that were previously sold that are delinquent, but only to the extent the losses are not covered by mortgage insurance or resale value of the home. Historically, we have not made significant payments associated with mortgages we originated. We have reserves for potential losses on mortgages we previously sold. The reserves are included in the "Mortgage loans held for sale" balance on the Condensed Consolidated Balance Sheet.

The activity in our loan origination reserves during the three months ended January 31, 2012 and 2011 was as follows:

	Three Months Ended
	January 31,
(In thousands)	2012	2011

Loan origination reserves, beginning of period	$5,063	$5,486
Provisions for losses during the period	1,664	810
Adjustments to pre-existing provisions for losses from changes in estimates	92	(578)
Payments/settlements	(390)	(24)
Loan origination reserves, end of period	$6,429	$5,694

10.  We do not have a revolving credit facility.  We have certain stand alone cash collateralized letter of credit agreements and facilities under which there were a total of $35.0 million and $54.1 million of letters of credit outstanding as of January 31, 2012 and October 31, 2011, respectively. These agreements and facilities require us to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder, which will affect the amount of cash we have available for other uses. As of January 31, 2012 and October 31, 2011, the amount of cash collateral in these segregated accounts was $35.7 million and $57.7 million, respectively, which is reflected in “Restricted cash” on the Condensed Consolidated Balance Sheets.

Our wholly owned mortgage banking subsidiary, K. Hovnanian American Mortgage, LLC (“K. Hovnanian Mortgage”), originates mortgage loans primarily from the sale of our homes. Such mortgage loans and related servicing rights are sold in the secondary mortgage market within a short period of time. Our secured Master Repurchase Agreement with JPMorgan Chase Bank, N.A. (“Chase Master Repurchase Agreement”) is a short-term borrowing facility that provides up to $50 million through April 4, 2012. We believe we will be able to enter into a replacement facility, but there can be no assurance of such replacement.  The loan is secured by the mortgages held for sale and is repaid when we sell the underlying mortgage loans to permanent investors.  Interest is payable monthly on outstanding advances at the current LIBOR subject to a floor of 1.625% plus the applicable margin ranging from 2.5% to 3.0% based on the takeout investor and type of loan. As of January 31, 2012, the aggregate principal amount of all borrowings under the Chase Master Repurchase Agreement was $49.0 million.

The Chase Master Repurchase Agreement requires K. Hovnanian Mortgage to satisfy and maintain specified financial ratios and other financial condition tests. Because of the extremely short period of time mortgages are held by K. Hovnanian Mortgage before the mortgages are sold to investors (generally a period of a few weeks), the immateriality to us on a consolidated basis of the size of the facilities, the levels required by these financial covenants, our ability based on our immediately available resources to contribute sufficient capital to cure any default, were such conditions to occur, and our right to cure any conditions of default based on the terms of the agreement, we do not consider any of these covenants to be substantive or material. As of January 31, 2012, we believe we were in compliance with the covenants of the Chase Master Repurchase Agreement.

11. As of January 31, 2012, we had $992.0 million of outstanding senior secured notes ($966.4 million, net of discount), comprised of $797.0 million 10 5/8% Senior Secured Notes due 2016, $53.2 million 2.0% Senior Secured Notes due 2021 and $141.8 million 5.0% Senior Secured Notes due 2021. As of January 31, 2012, we also had $568.2 million of outstanding senior notes ($565.7 million, net of discount), comprised of $36.7 million 6 1/2% Senior Notes due 2014, $3.0 million 6 3/8% Senior Notes due 2014, $21.4 million 6 1/4% Senior Notes due 2015, $154.2 million 6 1/4% Senior Notes due 2016, $113.3 million 7 1/2% Senior Notes due 2016, $176.8 million 8 5/8% Senior Notes due 2017 and $62.8 million 11 7/8% Senior Notes due 2015. In addition, we had outstanding $12.2 million 7.25% Tangible Equity Units discussed below in Note 12.

The 10 5/8% Senior Secured Notes due 2016 are secured by a first-priority lien, subject to permitted liens and other exceptions, on substantially all the assets owned by us, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”) (the issuer of the senior secured notes) and the guarantors of such senior secured notes. At January 31, 2012, the aggregate book value of the real property collateral securing these notes was approximately $714.4 million, which does not include the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the appraised value. In addition, cash collateral securing these notes was $133.9 million as of January 31, 2012, which includes $35.7 million of restricted cash collateralizing certain letters of credit. Subsequent to such date, cash uses include general business operations and real estate investments.

On November 1, 2011, K. Hovnanian issued $141.8 million aggregate principal amount of 5.0% Senior Secured Notes due 2021 (the “5.0% 2021 Notes”) and $53.2 million aggregate principal amount of 2.0% Senior Secured Notes due 2021 (the “2.0% 2021 Notes” and together with the 5.0% 2021 Notes, the “2021 Notes”) in exchange for $195.0 million of K. Hovnanian's unsecured senior notes as follows: $16.7 million in aggregate principal amount of 6 1/2% Senior Notes due 2014, $26.2 million in aggregate principal amount of 6 3/8% Senior Notes due 2014, $67.6 million in aggregate principal amount of 11 7/8% Senior Notes due 2015, $31.3 million in aggregate principal amount of 6 1/4% Senior Notes due 2015, $13.3 million in aggregate principal amount of 6 1/4% Senior Notes due 2016, $20.7 million in aggregate principal amount of 7 1/2% Senior Notes due 2016 and $19.2 million in aggregate principal amount of 8 5/8% Senior Notes due 2017.  Holders of the senior notes due 2014 and 2015 that were exchanged in the exchange offer also received an aggregate of approximately $14.2 million in cash payments and all holders of senior notes that were exchanged in the exchange offer received accrued and unpaid interest (in the aggregate amount of approximately $3.3 million). The 5.0% 2021 Notes and the 2.0% 2021 Notes were issued as separate series under an indenture, but have substantially the same terms other than with respect to interest rate and related redemption provisions, and will vote together as a single class.  These secured notes are guaranteed by each of Hovnanian’s subsidiaries, except for its home mortgage subsidiaries, certain of its joint ventures, joint venture holding companies (other than members of the “Secured Group” (as defined below)), certain of its title insurance subsidiaries and the Company’s foreign subsidiary.

The guarantees with respect to the 2021 Notes of K. Hovnanian JV Holdings, L.L.C. and its subsidiaries other than certain joint ventures and joint venture holding companies (collectively, the “Secured Group”) are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the assets of the members of the Secured Group. As of January 31, 2012, the collateral securing the guarantees primarily included (1) $81.0 million of cash and cash equivalents and (2) equity interests in guarantors that are members of the Secured Group.  Subsequent to such date, cash uses include general business operations and real estate and other investments. The aggregate book value of the real property of the Secured Group was approximately $45.8 million as of January 31, 2012 (not including the impact of inventory investments, home deliveries, or impairments thereafter and which may differ from the appraised value), which upon completion of the mortgage process will be collateral for the 2021 Notes. Members of the Secured Group also own equity in joint ventures, either directly or indirectly through ownership of joint venture holding companies, with a book value of $47.1 million as of January 31, 2012; this equity is not pledged to secure, and is not collateral for, the 2021 Notes. Members of the Secured Group are “unrestricted subsidiaries” under K. Hovnanian's other senior and senior secured notes and Amortizing Notes (as defined below), and thus have not guaranteed such indebtedness. These senior secured notes are redeemable in whole or in part at our option at any time, at 100.0% of the principal amount plus the greater of 1% of the principal amount and an applicable “Make-Whole Amount.”  In addition, we may redeem up to 35% of the aggregate principal amount of the notes before November 1, 2014 with the net cash proceeds from certain equity offerings at 105.0% (in the case of the 5.0% 2021 Notes) and 102.0% (in the case of the 2.0% 2021 Notes) of principal. The accounting for the exchange is being treated as a troubled debt restructuring. Under this accounting, the Company did not recognize any gain or loss on extinguishment of debt and the costs associated with the debt exchange were expensed as incurred as shown in “Other operations” in the Condensed Consolidated Statement of Operations.

In addition, on November 1, 2011, K. Hovnanian entered into a Second Supplemental Indenture (the “11 7/8% Notes Supplemental Indenture”), among K. Hovnanian, the Company, as guarantor, the other guarantors party thereto and Wilmington Trust Company, as trustee, amending and supplementing that certain Indenture dated February 14, 2011 (the “Base Indenture”) by and among K. Hovnanian, the Company, as guarantor, and Wilmington Trust Company, as trustee, as amended by the First Supplemental Indenture dated as of February 14, 2011 (the “First Supplemental Indenture”), by and among K. Hovnanian, the Company, as guarantor, the other guarantors party thereto and Wilmington Trust Company, as trustee (the Base Indenture as amended by the First Supplemental Indenture, the “Existing Indenture”). The 11 7/8% Notes Supplemental Indenture was executed and delivered following the receipt by K. Hovnanian of consents from a majority of the holders of K. Hovnanian’s 11 7/8/% Senior Notes due 2015. The 11 7/8% Notes Supplemental Indenture provides for the elimination of substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Indenture and the 11 7/8% Senior Notes due 2015.

During the three months ended January 31, 2012, we repurchased in open market transactions $5.7 million principal amount of our 6 1/4% Senior Notes due 2016 and $38.3 million principal amount of 7 1/2% Senior Notes due 2016.  The aggregate purchase price for these repurchases was $19.0 million, plus accrued and unpaid interest.  These repurchases resulted in a gain on extinguishment of debt of $24.7 million for the three months ended January 31, 2012, net of the write-off of unamortized discounts and fees. The gain is included in the Condensed Consolidated Statement of Operations as “Gain on extinguishment of debt”.

Except for K. Hovnanian, the issuer of the notes, our home mortgage subsidiaries, joint ventures and subsidiaries holding interests in our joint ventures, certain of our title insurance subsidiaries and our foreign subsidiary, we and each of our subsidiaries are guarantors of the senior secured, senior and senior subordinated amortizing notes outstanding at January 31, 2012 (see Note 22 to the Condensed Consolidated Financial Statements).  In addition, the 2021 Notes are guaranteed by the Secured Group. Members of the Secured Group do not guarantee K. Hovnanian's other indebtedness.

The indentures governing the notes do not contain any financial maintenance covenants, but do contain restrictive covenants that limit, among other things, the Company’s ability and that of certain of its subsidiaries, including K. Hovnanian,  to incur additional indebtedness (other than certain permitted indebtedness, refinancing indebtedness and non-recourse indebtedness), pay dividends and make distributions on common and preferred stock, repurchase senior and senior subordinated notes (with respect to the senior secured first-lien notes indenture), make other restricted payments, make investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all assets and enter into certain transactions with affiliates.  The indentures also contain events of default which would permit the holders of the notes to declare the notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the notes or other material indebtedness, the failure to comply with agreements and covenants and specified events of bankruptcy, and insolvency and, with respect to the indentures governing the senior secured notes, the failure of the documents granting security for the senior secured notes to be in full force and effect and the failure of the liens on any material portion of the collateral securing the senior secured notes to be valid and perfected. As of January 31, 2012 we believe we were in compliance with the covenants of the indentures governing our outstanding notes.

Under the terms of the indentures (including with respect to the Amortizing Notes as defined and described in Note 12 below), we have the right to make certain redemptions and, depending on market conditions and covenant restrictions, may do so from time to time. We also continue to evaluate our capital structure and may also continue to make debt purchases and/or exchanges for debt or equity from time to time through tender offers, open market purchases, private transactions, or otherwise or seek to raise additional debt or equity capital, depending on market conditions and covenant restrictions.

If our consolidated fixed charge coverage ratio, as defined in the indentures governing our senior secured and senior notes, is less than 2.0 to 1.0, we are restricted from making certain payments, including dividends, and from incurring indebtedness other than certain permitted indebtedness, refinancing indebtedness, and non-recourse indebtedness. As a result of this restriction, we are currently restricted from paying dividends, which are not cumulative, on our 7.625% Series A Preferred Stock. If current market trends continue or worsen, we will continue to be restricted from paying dividends for the foreseeable future.  Our inability to pay dividends is in accordance with covenant restrictions and will not result in a default under our bond indentures or otherwise affect compliance with any of the covenants contained in the bond indentures.

12.  On February 9, 2011, we issued an aggregate of 3,000,000 7.25% Tangible Equity Units (the “Units”), and on February 14, 2011, we issued an additional 450,000 Units pursuant to the over-allotment option granted to the underwriters. Each Unit initially consists of (i) a prepaid stock purchase contract (each a “Purchase Contract”) and (ii) a senior subordinated amortizing note due February 15, 2014 (each, an “Amortizing Note”).  The Amortizing Notes have an aggregate principal amount of $12.2 million as of January 31, 2012.  On each February 15, May 15, August 15 and November 15, K. Hovnanian will pay holders of Amortizing Notes equal quarterly cash installments of $0.453125 per Amortizing Note, which cash payments in the aggregate will be equivalent to 7.25% per year with respect to each $25 stated amount of Units. Each installment constitutes a payment of interest (at a rate of 12.072% per annum) and a partial repayment of principal on the Amortizing Note, allocated as set forth in the amortization schedule provided in the indenture under which the Amortizing Notes were issued.  The Amortizing Notes have a scheduled final installment payment date of February 15, 2014.  If we elect to settle the Purchase Contracts early, holders of the Amortizing Notes will have the right to require K. Hovnanian to repurchase such holders’ Amortizing Notes, except in certain circumstances as described in the indenture governing Amortizing Notes.

Unless settled earlier, on February 15, 2014 (subject to postponement under certain circumstances), each Purchase Contract will automatically settle and we will deliver a number of shares of Class A Common Stock based on the applicable market value, as defined in the purchase contract agreement, which will be between 4.7655 shares and 5.8140 shares per Purchase Contract (subject to adjustment).  Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit.  The Amortizing Note component of the Units is recorded as debt, and the Purchase Contract component of the Units is recorded in equity as additional paid in capital.  We have recorded $68.1 million, the initial fair value of the Purchase Contracts, as additional paid in capital.  As of January 31, 2012, 1.0 million Purchase Contracts have been converted into 4.8 million shares of our Class A Common Stock.

13. Basic earnings per share is computed by dividing net income (loss) (the “numerator”) by the weighted-average number of common shares, adjusted for non-vested shares of restricted stock (the “denominator”) for the period.  The basic weighted-average number of shares for the three months ended January 31, 2012 includes 11.6 million shares related to Purchase Contracts (issued as part of our 7.25% Tangible Equity Units) which are issuable in the future with no additional cash required to be paid by the holders thereof. Computing diluted earnings per share is similar to computing basic earnings per share, except that the denominator is increased to include the dilutive effects of options and non-vested shares of restricted stock.  Any options that have an exercise price greater than the average market price are considered to be anti-dilutive and are excluded from the diluted earnings per share calculation.

For the three months ended January 31, 2012 and 2011, 0.02 million and 0.6 million respectively,  incremental shares attributed to non-vested stock and outstanding options to purchase common stock were excluded from the computation of diluted EPS because we had a net loss for the period, and any incremental shares would not be dilutive.

In addition, shares related to out-of-the money stock options that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS were 5.0 million and 4.6 million for the three months ended January 31, 2012 and 2011 respectively, because to do so would have been anti-dilutive for the periods presented.

14.  On July 12, 2005, we issued 5,600 shares of 7.625% Series A Preferred Stock, with a liquidation preference of $25,000.  Dividends on the Series A Preferred Stock are not cumulative and are payable at an annual rate of 7.625%.  The Series A Preferred Stock is not convertible into the Company’s common stock and is redeemable in whole or in part at our option at the liquidation preference of the shares.  The Series A Preferred Stock is traded as depositary shares, with each depositary share representing 1/1000th of a share of Series A Preferred Stock.  The depositary shares are listed on the NASDAQ Global Market under the symbol “HOVNP”.  During the three months ended January 31, 2012 and 2011, we did not make any dividend payments on the Series A Preferred Stock as a result of covenant restrictions in the indentures governing our senior secured, senior and senior subordinated notes discussed above.  We anticipate we will be restricted from paying dividends for the foreseeable future.

15.  Each share of Class A Common Stock entitles its holder to one vote per share and each share of Class B Common Stock entitles its holder to ten votes per share.  The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock.  If a shareholder desires to sell shares of Class B Common Stock, such stock must be converted into shares of Class A Common Stock.

In August 2008, our Board of Directors adopted a shareholder rights plan (the “Rights Plan”) designed to preserve shareholder value and the value of certain tax assets primarily associated with net operating loss carryforwards (NOL) and built-in losses under Section 382 of the Internal Revenue Code. Our ability to use NOLs and built-in losses would be limited if there was an “ownership change” under Section 382. This would occur if shareholders owning (or deemed under Section 382 to own) 5% or more of our stock increase their collective ownership of the aggregate amount of our outstanding shares by more than 50 percentage points over a defined period of time. The Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring as defined by Section 382. Under the Rights Plan, one right was distributed for each share of Class A Common Stock and Class B Common Stock outstanding as of the close of business on August 15, 2008. Effective August 15, 2008, if any person or group acquires 4.9% or more of the outstanding shares of Class A Common Stock without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group. However, existing stockholders who owned, at the time of the Rights Plan’s adoption, 4.9% or more of the outstanding shares of Class A Common Stock will trigger a dilutive event only if they acquire additional shares. The approval of the Board of Directors’ decision to adopt the Rights Plan may be terminated by the Board at any time, prior to the Rights being triggered. The Rights Plan will continue in effect until August 15, 2018, unless it expires earlier in accordance with its terms. The approval of the Board of Directors’ decision to adopt the Rights Plan was submitted to a stockholder vote and approved at a special meeting of stockholders held on December 5, 2008. Also at the Special Meeting on December 5, 2008, our stockholders approved an amendment to our Certificate of Incorporation to restrict certain transfers of Class A Common Stock in order to preserve the tax treatment of our net operating loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to (i) increase the direct or indirect ownership of our stock by any person (or public group) from less than 5% to 5% or more of our common stock; (ii) increase the percentage of our common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our common stock; or (iii) create a new public group. Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person (or public group) to exceed such threshold.

On July 3, 2001, our Board of Directors authorized a stock repurchase program to purchase up to 4 million shares of Class A Common Stock.  There were 66,043 shares purchased during the three months ended January 31, 2012.  As of January 31, 2012, 3.5 million shares of Class A Common Stock have been purchased under this program.

16.  The total income tax expense was $0.7 million for the three months ended January 31, 2012 primarily due to various state tax expenses and an increase in tax reserves for uncertain tax positions.

Deferred federal and state income tax assets primarily represent the deferred tax benefits arising from temporary differences between book and tax income which will be recognized in future years as an offset against future taxable income. If the combination of future years’ income (or loss) and the reversal of the timing differences results in a loss, such losses can be carried forward to future years. In accordance with ASC 740, we evaluate our deferred tax assets quarterly to determine if valuation allowances are required.  ASC 740 requires that companies assess whether valuation allowances should be established based on the consideration of all available evidence using a “more likely than not” standard.  Given the continued downturn in the homebuilding industry during 2010, 2011 and 2012, resulting in additional inventory and intangible impairments, we are in a three-year cumulative loss position as of January 31, 2012.  According to ASC 740, a three-year cumulative loss is significant negative evidence in considering whether deferred tax assets are realizable.  Our valuation allowance for current and deferred taxes amounted to $905.2 million and $899.4 million at January 31, 2012 and October 31, 2011, respectively.  The valuation allowance increased during the three months ended January 31, 2012 primarily due to additional reserves recorded for the federal and state tax benefits related to the losses incurred during the period.

17.  Our operating segments are components of our business for which discrete financial information is available and reviewed regularly by the chief operating decision-maker, our Chief Executive Officer, to evaluate performance and make operating decisions.  Based on this criteria, each of our communities qualifies as an operating segment, and therefore, it is impractical to provide segment disclosures for this many segments.  As such, we have aggregated the homebuilding operating segments into six reportable segments.

Our homebuilding operating segments are aggregated into reportable segments based primarily upon geographic proximity, similar regulatory environments, land acquisition characteristics and similar methods used to construct and sell homes.  The Company’s reportable segments consist of the following six homebuilding segments and a financial services segment:

Homebuilding:
 (1) Northeast (New Jersey and Pennsylvania)
 (2) Mid-Atlantic (Delaware, Maryland, Virginia, West Virginia, and Washington D.C.)
 (3) Midwest (Illinois, Minnesota, and Ohio)
 (4) Southeast (Florida, Georgia, North Carolina, and South Carolina)
 (5) Southwest (Arizona and Texas)
 (6) West (California)

Financial Services

Operations of the Company’s Homebuilding segments primarily include the sale and construction of single-family attached and detached homes, attached townhomes and condominiums, urban infill and active adult homes in planned residential developments.  In addition, from time to time, operations of the homebuilding segments include sales of land.  Operations of the Company’s Financial Services segment include mortgage banking and title services provided to the homebuilding operations’ customers.  We do not retain or service mortgages that we originate but rather sell the mortgages and related servicing rights to investors.

Corporate and unallocated primarily represents operations at our headquarters in Red Bank, New Jersey.  This includes our executive offices, information services, human resources, corporate accounting, training, treasury, process redesign, internal audit, construction services, and administration of insurance, quality, and safety.  It also includes interest income and interest expense resulting from interest incurred that cannot be capitalized in inventory in the Homebuilding segments, as well as the gains or losses on extinguishment of debt from debt repurchases.

Evaluation of segment performance is based primarily on operating earnings from continuing operations before provision for income taxes (“(Loss) income before income taxes”).  (Loss) income before income taxes for the Homebuilding segments consists of revenues generated from the sales of homes and land, (loss) income from unconsolidated entities, management fees and other income, less the cost of homes and land sold, selling, general and administrative expenses, interest expense and non-controlling interest expense.  Income before income taxes for the Financial Services segment consists of revenues generated from mortgage financing, title insurance and closing services, less the cost of such services and certain selling, general and administrative expenses incurred by the Financial Services segment.

Operational results of each segment are not necessarily indicative of the results that would have occurred had the segment been an independent stand-alone entity during the periods presented.

Financial information relating to the Company’s segment operations was as follows:

	Three Months Ended
	January 31,
(In thousands)	2012	2011

Revenues:
Northeast	$41,532	$45,341
Mid-Atlantic	54,395	46,422
Midwest	18,199	14,090
Southeast	20,209	15,521
Southwest	91,824	91,393
West	36,751	32,749
Total homebuilding	262,910	245,516
Financial services	6,690	7,094
Corporate and unallocated	(1)	(43)
Total revenues	$269,599	$252,567

(Loss) income before income taxes:
Northeast	$(5,648)	$(14,638)
Mid-Atlantic	2,611	(3,159)
Midwest	(1,156)	(1,926)
Southeast	(2,856)	(3,020)
Southwest	4,550	5,403
West	(972)	(8,614)
Homebuilding loss before income taxes	(3,471)	(25,954)
Financial services	1,513	1,624
Corporate and unallocated	(15,604)	(40,233)
Loss before income taxes	$(17,562)	$(64,563)

	January 31,	October 31,
(In thousands)	2012	2011

Assets:
Northeast	$381,302	$385,217
Mid-Atlantic	218,071	219,287
Midwest	62,032	59,105
Southeast	88,524	83,044
Southwest	194,837	188,321
West	170,323	168,590
Total homebuilding	1,115,089	1,103,564
Financial services	76,504	85,106
Corporate and unallocated	310,130	413,510
Total assets	$1,501,723	$1,602,180

18.  The Company enters into land and lot option purchase contracts to procure land or lots for the construction of homes. Under these contracts, the Company will fund a stated deposit in consideration for the right, but not the obligation, to purchase land or lots at a future point in time with predetermined terms. Under the terms of the option purchase contracts, many of the option deposits are not refundable at the Company's discretion.  Under the requirements of ASC 810, certain option purchase contracts may result in the creation of a variable interest in the entity (“VIE”) that owns the land parcel under option.

In compliance with ASC 810, the Company analyzes its option purchase contracts to determine whether the corresponding land sellers are VIEs and, if so, whether the Company is the primary beneficiary. Although the Company does not have legal title to the underlying land, ASC 810 requires the Company to consolidate a VIE if the Company is determined to be the primary beneficiary. In determining whether it is the primary beneficiary, the Company considers, among other things, whether it has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. Such activities would include, among other things, determining or limiting the scope or purpose of the VIE, selling or transferring property owned or controlled by the VIE, or arranging financing for the VIE. The Company also considers whether it has the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. As a result of its analyses, the Company determined that as of January 31, 2012 and October 31, 2011 it was not the primary beneficiary of any VIEs from which it is purchasing land under option purchase contracts.

We will continue to secure land and lots using options, some of which are with VIEs. Including deposits on our unconsolidated VIEs, at January 31, 2012, we had total cash and letters of credit deposits amounting to approximately $25.6 million to purchase land and lots with a total purchase price of $588.2 million.  The maximum exposure to loss with respect to our land and lot options is limited to the deposits, although some deposits are refundable at our request or refundable if certain conditions are not met.

19.  We enter into homebuilding and land development joint ventures from time to time as a means of accessing lot positions, expanding our market opportunities, establishing strategic alliances, managing our risk profile, leveraging our capital base and enhancing returns on capital.  Our homebuilding joint ventures are generally entered into with third-party investors to develop land and construct homes that are sold directly to third-party homebuyers.  Our land development joint ventures include those entered into with developers and other homebuilders as well as financial investors to develop finished lots for sale to the joint venture’s members or other third parties.

During the three months ended January 31, 2011, we entered into a joint venture agreement to acquire a portfolio of homebuilding projects, including land we previously owned in the consolidated group. We sold the land we owned to the joint venture for net proceeds of $36.1 million, which was equal to our basis in the land at that time, and recorded an investment in unconsolidated joint ventures of $19.7 million for our interest in the venture.  Separately, during the three months ended January 31, 2011, our partner in a land development joint venture transferred its interest in the venture to us.  The consolidation resulted in increases in inventory and non-recourse land mortgages of $9.5 million and $18.5 million, respectively, and a decrease in other liabilities of $9.0 million.

The tables set forth below summarize the combined financial information related to our unconsolidated homebuilding and land development joint ventures that are accounted for under the equity method.

(Dollars in thousands)	January 31, 2012
	Homebuilding	Land Development	Total
Assets:
Cash and cash equivalents	$18,106	$774	$18,880
Inventories	303,255	14,816	318,071
Other assets	23,544	705	24,249
Total assets	$344,905	$16,295	$361,200

Liabilities and equity:
Accounts payable and accrued liabilities	$24,646	$12,383	$37,029
Notes payable	188,267	21	188,288
Total liabilities	$212,913	$12,404	$225,317
Equity of:
Hovnanian Enterprises, Inc.	51,421	977	52,398
Others	80,571	2,914	83,485
Total equity	131,992	3,891	135,883
Total liabilities and equity	$344,905	$16,295	$361,200
Debt to capitalization ratio	59%	1%	58%

(Dollars in thousands)	October 31, 2011
	Homebuilding	Land Development	Total
Assets:
Cash and cash equivalents	$21,380	$287	$21,667
Inventories	310,743	14,786	325,529
Other assets	25,388	-	25,388
Total assets	$357,511	$15,073	$372,584

Liabilities and equity:
Accounts payable and accrued liabilities	$21,035	$11,710	$32,745
Notes payable	199,821	21	199,842
Total liabilities	220,856	11,731	232,587
Equity of:
Hovnanian Enterprises, Inc.	52,013	1,312	53,325
Others	84,642	2,030	86,672
Total equity	136,655	3,342	139,997
Total liabilities and equity	$357,511	$15,073	$372,584
Debt to capitalization ratio	59%	1%	59%

As of January 31, 2012 and October 31, 2011, we had advances outstanding of approximately $13.6 million and $11.7 million, respectively, to these unconsolidated joint ventures, which were included in the “Accounts payable and accrued liabilities” balances in the table above.  On our Condensed Consolidated Balance Sheets our “Investments in and advances to unconsolidated joint ventures” amounted to $58.8 million and $57.8 million at January 31, 2012 and October 31, 2011, respectively.  In some cases, our net investment in these joint ventures is less than our proportionate share of the equity reflected in the table above because of the differences between asset impairments recorded against our joint venture investments and any impairments recorded in the applicable joint venture.  Impairments of our joint venture equity investments are recorded when we deem a decline in fair value to be other than temporary while impairments recorded in the joint ventures are recorded when undiscounted cash flows of the community indicate that the carrying amount is not recoverable.  During fiscal 2011 and the first three months of fiscal 2012, we did not write down any joint venture investments based on our determination that none of the investments in our joint ventures sustained an other than temporary impairment during those periods.

	For the Three Months Ended January 31, 2012
(In thousands)	Homebuilding	Land Development	Total

Revenues	$52,596	$3,355	$55,951
Cost of sales and expenses	(52,770)	(3,203)	(55,973)
Joint venture net (loss) income	$(174)	$152	$(22)
Our share of net (loss) income	$(51)	$116	$65

	For the Three Months Ended January 31, 2011
(In thousands)	Homebuilding	Land Development	Total

Revenues	$23,031	$4,894	$27,925
Cost of sales and expenses	(24,905)	(4,739)	(29,644)
Joint venture net (loss) income	$(1,874)	$155	$(1,719)
Our share of net (loss) income	$(1,002)	$143	$(859)

“(Loss) income from unconsolidated joint ventures” is reflected as a separate line in the accompanying Condensed Consolidated Statements of Operations and reflects our proportionate share of the loss or income of these unconsolidated homebuilding and land development joint ventures.  The difference between our share of the loss or income from these unconsolidated joint ventures disclosed in the tables above compared to the Condensed Consolidated Statements of Operations for the three months ended January 31, 2012 and 2011, is due primarily to one joint venture that had net income for which we do not get any share of the profit because of the cumulative equity position of the joint venture, the reclassification of the intercompany portion of management fee income from certain joint ventures, and the deferral of income for lots purchased by us from certain joint ventures.

In determining whether or not we must consolidate joint ventures where we are the manager of the joint venture, we assess whether the other partners have specific rights to overcome the presumption of control by us as the manager of the joint venture.  In most cases, the presumption is overcome because the joint venture agreements require that both partners agree on establishing the operations and capital decisions of the partnership, including budgets in the ordinary course of business.

Typically, our unconsolidated joint ventures obtain separate project specific mortgage financing. The amount of financing is generally targeted to be no more than 50% of the joint venture’s total assets.  For our more recent joint ventures, obtaining financing has become challenging, therefore, some of our joint ventures are capitalized only with equity. However, for our most recent joint venture, a portion of our partner's contribution was in the form of mortgage financing. Including the impact of impairments recorded by the joint ventures, the average debt to capitalization ratio of all our joint ventures is currently 58%. Any joint venture financing is on a nonrecourse basis, with guarantees from us limited only to performance and completion of development, environmental warranties and indemnification, standard indemnification for fraud, misrepresentation and other similar actions, including a voluntary bankruptcy filing.  In some instances, the joint venture entity is considered a VIE under ASC 810-10 "Consolidation – Overall" due to the returns being capped to the equity holders; however, in these instances, we are not the primary beneficiary, and therefore we do not consolidate these entities.

20.  In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which provides a consistent definition of fair value and ensures that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. The guidance changes certain fair value measurement principles and expands the disclosure requirements, particularly for Level 3 fair value measurements. The guidance is effective for the Company beginning February 1, 2012 and is to be applied prospectively. The adoption of this guidance, which relates primarily to disclosure, is not expected to have a material impact on our financial statements.

21.  ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), provides a framework for measuring fair value, expands disclosures about fair-value measurements and establishes a fair-value hierarchy which prioritizes the inputs used in measuring fair value summarized as follows:

Level 1                      Fair value determined based on quoted prices in active markets for identical assets.

Level 2                      Fair value determined using significant other observable inputs.

Level 3                      Fair value determined using significant unobservable inputs.

Our financial instruments measured at fair value on a recurring basis are summarized below:

(In thousands)	Fair Value Hierarchy	Fair Value at January 31, 2012	Fair Value at October 31, 2011

Mortgage loans held for sale (1)	Level 2	$67,570	$73,126
Interest rate lock commitments	Level 2	137	142
Forward contracts	Level 2	(477)	(1,096)
		$67,230	$72,172

(1)  The aggregate unpaid principal balance was $64.0 million and $70.4 million at January 31, 2012 and October 31, 2011, respectively.

We elected the fair value option for our loans held for sale for mortgage loans originated subsequent to October 31, 2008 in accordance with ASC 825, “Financial Instruments” (“ASC 825”), which permits us to measure financial instruments at fair value on a contract-by-contract basis.  Management believes that the election of the fair value option for loans held for sale improves financial reporting by mitigating volatility in reported earnings caused by measuring the fair value of the loans and the derivative instruments used to economically hedge them without having to apply complex hedge accounting provisions.  In addition, the fair value of servicing rights is included in the Company’s loans held for sale as of January 31, 2012.  Fair value of the servicing rights is determined based on values in the Company’s servicing sales contracts.  Fair value of loans held for sale is based on independent quoted market prices, where available, or the prices for other mortgage whole loans with similar characteristics.

The assets accounted for using the fair value option are initially measured at fair value.  Gains and losses from initial measurement and subsequent changes in fair value are recognized in the Financial Services segment’s earnings (loss).  The changes in fair values that are included in earnings (loss) are shown, by financial instrument and financial statement line item, below:

	Three Months Ended January 31, 2012
(In thousands)	Loans Held For Sale	Interest Rate Lock Commitments	Forward Contracts

Changes in fair value included in net earnings (loss), all reflected in financial services revenues	$(395)	$(5)	$618

	Three Months Ended January 31, 2011
(In thousands)	Loans Held For Sale	Interest Rate Lock Commitments	Forward Contracts

Changes in fair value included in net earnings (loss), all reflected in financial services revenues	$(967)	$(69)	$41

The Company’s assets measured at fair value on a nonrecurring basis are those assets for which the Company has recorded valuation adjustments and write-offs during the three months ended January 31, 2012.  The assets measured at fair value on a nonrecurring basis are all within the Company’s Homebuilding operations and are summarized below:

Non-financial Assets

		Three Months Ended
		January 31, 2012

(In thousands)	Fair Value Hierarchy	Pre-Impairment Amount	Total Losses	Fair Value

Sold and unsold homes and lots under development	Level 3	$2,428	$(704)	$1,724
Land and land options held for future development or sale	Level 3	$16,315	$(2,437)	$13,878

		Three Months Ended
		January 31, 2011

(In thousands)	Fair Value Hierarchy	Pre-Impairment Amount	Total Losses	Fair Value

Sold and unsold homes and lots under development	Level 3	$12,132	$(2,204)	$9,928
Land and land options held for future development or sale	Level 3	$12,714	$(4,575)	$8,139

We record impairment losses on inventories related to communities under development and held for future development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their related carrying amounts.  If the expected undiscounted cash flows are less than the carrying amount, then the community is written down to its fair value.  We estimate the fair value of each impaired community by determining the present value of its estimated future cash flows at a discount rate commensurate with the risk of the respective community. Should the estimates or expectations used in determining cash flows or fair value decrease or differ from current estimates in the future, we may be required to recognize additional impairments.  We recorded inventory impairments, which are included in the Condensed Consolidated Statements of Operations as “Inventory impairment loss and land option write-offs” and deducted from Inventory of $3.1 million and $6.8 million for the three months ended January 31, 2012 and 2011, respectively.

The Financial Services segment had a pipeline of loan applications in process of $349.2 million at January 31, 2012.  Loans in process for which interest rates were committed to the borrowers totaled approximately $30.4 million as of January 31, 2012.  Substantially all of these commitments were for periods of 60 days or less.  Since a portion of these commitments is expected to expire without being exercised by the borrowers, the total commitments do not necessarily represent future cash requirements.

The Financial Services segment uses investor commitments and forward sales of mandatory mortgage-backed securities (“MBS”) to hedge its mortgage-related interest rate exposure.  These instruments involve, to varying degrees, elements of credit and interest rate risk.  Credit risk is managed by entering into MBS forward commitments, option contracts with investment banks, federally regulated bank affiliates and loan sales transactions with permanent investors meeting the segment’s credit standards.  The segment’s risk, in the event of default by the purchaser, is the difference between the contract price and fair value of the MBS forward commitments and option contracts.  At January 31, 2012, the segment had open commitments amounting to $24.2 million to sell MBS with varying settlement dates through March 19, 2012.

Our financial instruments consist of cash and cash equivalents, restricted cash, receivables, deposits and notes, accounts payable and other liabilities, customer’s deposits, mortgage loans held for sale, nonrecourse land and operating properties mortgages, letter of credit agreements and facilities, mortgage warehouse line of credit, accrued interest, and the senior secured, senior and senior subordinated amortizing notes payable.  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate.  The fair value of each of the senior secured, senior and senior subordinated amortizing notes is estimated based on recent trades for the same or similar issues or the quoted market prices on the current rates offered to us for debt of the same remaining maturities.  The fair value of the senior secured, senior and senior subordinated amortizing notes is estimated at $802.0 million, $308.3 million and $6.6 million, respectively, as of January 31, 2012 and $653.5 million, $359.0 million and $4.4 million, respectively, as of October 31, 2011.  The fair value of our other financial instruments approximates their recorded values.

22.  Hovnanian Enterprises, Inc., the parent company (the “Parent”), is the issuer of publicly traded common stock, preferred stock, which is represented by depository shares, and 7.25% Tangible Equity Units. One of its wholly owned subsidiaries, K. Hovnanian Enterprises, Inc. (the “Subsidiary Issuer”), acts as a finance entity that as of January 31, 2012, had issued and outstanding approximately $992.0 million of senior secured notes ($966.4 million, net of discount), $568.2 million senior notes ($565.7 million, net of discount), and $12.2 million senior subordinated amortizing notes (issued as a component of our 7.25% Tangible Equity Units). The senior secured notes, senior notes, and senior subordinated amortizing notes are fully and unconditionally guaranteed by the Parent.

In addition to the Parent, each of the wholly owned subsidiaries of the Parent other than the Subsidiary Issuer (collectively, “Guarantor Subsidiaries”), with the exception of our home mortgage subsidiaries, certain of our title insurance subsidiaries, joint ventures, subsidiaries holding interests in our joint ventures and our foreign subsidiary (collectively, the “Nonguarantor Subsidiaries”), have guaranteed fully and unconditionally, on a joint and several basis, the obligations of the Subsidiary Issuer to pay principal and interest under the registered senior secured notes, senior notes, and senior subordinated amortizing notes.  The 2021 Notes are guaranteed by the Guarantor Subsidiaries and the Secured Group (see Note 11).

All of the senior secured notes, senior notes and senior subordinated amortizing notes have been registered under the Securities Act of 1933, as amended, except the 2021 notes, which are not required to be registered.  The Condensed Consolidating Financial Statements presented below are in respect of our registered notes only and not the 2021 Notes. In lieu of providing separate financial statements for the Guarantor Subsidiaries of our registered senior secured, senior and senior subordinated amortizing rates, we have included the accompanying Condensed Consolidating Financial Statements. Management does not believe that separate financial statements of the Guarantor Subsidiaries of our registered notes are material to users of our Condensed Consolidated Financial Statements. Therefore, separate financial statements and other disclosures concerning such Guarantor Subsidiaries are not presented.

The following Condensed Consolidating Financial Statements present the results of operations, financial position and cash flows of (i) the Parent, (ii) the Subsidiary Issuer, (iii) the Guarantor Subsidiaries, (iv) the Nonguarantor Subsidiaries and (v) the eliminations to arrive at the information for Hovnanian Enterprises, Inc. on a consolidated basis.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET
JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS:
Homebuilding	$11,133	$149,320	$1,060,299	$204,467	$	$1,425,219
Financial services			3,942	72,562		76,504
Investments in and amounts due to and from consolidated subsidiaries	(482,732)	2,153,773	(2,470,750)	6,742	792,967	-
Total assets	$(471,599)	$2,303,093	$(1,406,509)	$283,771	$792,967	$1,501,723

LIABILITIES AND EQUITY:
Homebuilding	$2,576	$(158)	$316,929	$13,840	$	$333,187
Financial services			3,530	59,580		63,110
Notes payable		1,576,498	109	86		1,576,693
Income taxes payable	39,785	-	2,735	-		42,520
Stockholders’ (deficit) equity	(513,960)	726,753	(1,729,812)	210,092	792,967	(513,960)
Non-controlling interest in consolidated joint ventures				173		173
Total liabilities and equity	$(471,599)	$2,303,093	$(1,406,509)	$283,771	$792,967	$1,501,723

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET
OCTOBER 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS:
Homebuilding	$12,756	$200,281	$1,096,594	$207,443	$	$1,517,074
Financial services			4,537	80,569		85,106
Investments in and amounts due to and from consolidated subsidiaries	(467,562)	2,140,349	(2,435,348)	(9,364)	771,925	-
Total assets	$(454,806)	$2,340,630	$(1,334,217)	$(278,648)	$771,925	$1,602,180

LIABILITIES AND EQUITY:
Homebuilding	$2,172	$(33)	$355,191	$11,276	$	$368,606
Financial services			4,231	60,015		64,246
Notes payable		1,623,957	144			1,624,101
Income tax payable	39,716		2,113			41,829
Stockholders’ (deficit) equity	(496,694)	716,706	(1,695,896)	207,265	771,925	(496,694)
Non-controlling interest in consolidated joint ventures				92		92
Total liabilities and equity	$(454,806)	$2,340,630	$(1,334,217)	$278,648	$771,925	$1,602,180

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Homebuilding	$4	$(30)	$263,306	$869	$(1,240)	$262,909
Financial services			1,299	5,391		6,690
Intercompany charges			(12,352)	(999)	13,351	-
Total revenues	$4	$(30)	$252,253	$5,261	$12,111	$269,599

Expenses:
Homebuilding	1,740	14,621	285,337	(1,335)	6,296	306,659
Financial services	51		1,226	3,915	(15)	5,177
Total expenses	1,791	14,621	286,563	2,580	6,281	311,836
Gain on extinguishment of debt		24,698				24,698
Income (loss) from unconsolidated joint ventures			28	(51)		(23)
(Loss) income before income taxes	(1,787)	10,047	(34,282)	2,630	5,830	(17,562)
State and federalincome tax (benefit) provision	(4,564)		5,267			703
Equity in (loss) income of consolidated subsidiaries	15,488				(15,488)	-
Net income (loss)	$18,265	$10,047	$(39,549)	$2,630	$(9,658)	$(18,265)

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Homebuilding	$4	$(95)	$245,908	$895	$(1,239)	$245,473
Financial services			1,332	5,762		7,094
Intercompany charges		28,316	(35,458)	(147)	7,289	-
Total revenues	4	28,221	211,782	6,510	6,050	252,567

Expenses:
Homebuilding	1,544	38,390	268,974	450	1,310	310,668
Financial services	88		1,242	4,140		5,470
Total expenses	1,632	38,390	270,216	4,590	1,310	316,138
Gain on extinguishment of debt						-
Loss from unconsolidated joint ventures			(250)	(742)		(992)
(Loss) income before income taxes	(1,628)	(10,169)	(58,684)	1,178	4,740	(64,563)
State and federal income tax (benefit) provision	(5,881)		5,460			(421)
Equity in (loss) income of consolidated subsidiaries	(68,395)				68,395	-
Net (loss) income	$(64,142)	$(10,169)	$(64,144)	$1,178	$73,135	$(64,142)

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$18,265	$10,047	$(39,549)	$2,630	$(9,658)	$(18,265)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities	(33,435)	14,424	23,191	(38,695)	9,658	(24,857)
Net cash (used in) provided by operating activities	(15,170)	24,471	(16,358)	(36,065)	-	(43,122)
Net cash (used in) investing activities	-	-	(102)	(1,170)	-	(1,272)
Net cash (used in) provided by financing activities	-	(39,173)	3,201	(685)	-	(36,657)
Intercompany investing and financing activities – net	15,170	(13,424)	14,360	(16,106)	-	-
Net (decrease) increase in cash	-	(28,126)	1,101	(54,026)	-	(81,051)
Cash and cash equivalents balance, beginning of period	-	112,122	(4,989)	143,607	-	250,740
Cash and cash equivalents balance, end of period	$-	$83,996	$(3,888)	$89,581	$-	$169,689

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(64,142)	$(10,169)	$(64,144)	$1,178	$73,135	$(64,142)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities	15,725	14,051	91,484	18,494	(73,135)	66,619
Net cash (used in) provided by operating activities	(48,417)	3,882	27,340	19,672	-	2,477
Net cash (used in) investing activities			(233)	(1,355)		(1,588)
Net cash (used in) provided by financing activities			(2,122)	(49,571)		(51,693)
Intercompany investing and financing activities – net	48,417	(38,227)	(23,904)	13,714		-
Net (decrease) increase in cash	-	(34,345)	1,081	(17,540)	-	(50,804)
Cash and cash equivalents balance, beginning of period	10	212,370	(12,812)	167,612	-	367,180
Cash and cash equivalents balance, end of period	$10	$178,025	$(11,731)	$150,072	$-	$316,376

In connection with a proposed issuance of units (the "Proposed Units") by the Subsidiary Issuer, it is anticipated that certain of the Parent's wholly owned subsidiaries (collectively "Units Guarantor Subsidiaries") will fully and unconditionally guarantee, on a joint and several basis, the components of  such Proposed Units. Each Units Guarantor Subsidiaries is 100% owned by the Parent. The following Condensed Consolidating Financial Statements presents the results of operations, financial position and cash flows of (i) the Parent, (ii) the Subsidiary Issuer, (iii) the Units Guarantor Subsidiaries, (iv) the Parent's subsidiaries that do not guarantee the components of the Proposed Units and (v) the elimination to arrive at the information for Hovnanian Enterprises, Inc. on a consolidated basis.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET
JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS:
Homebuilding	$11,133	$149,320	$1,054,524	$210,242	$	$1,425,219
Financial services			3,942	72,562		76,504
Investments in and amounts due to and from consolidated subsidiaries	(482,732)	2,153,773	(2,465,166)	1,158	792,967	-
Total assets	$(471,599)	$2,303,093	$(1,406,700)	$283,962	$792,967	$1,501,723

LIABILITIES AND EQUITY:
Homebuilding	$2,576	$(158)	$316,118	$14,651	$	$333,187
Financial services			3,530	59,580		63,110
Notes payable		1,576,498	109	86		1,576,693
Income taxes payable	39,785	-	2,735	-		42,520
Stockholders’ (deficit) equity	(513,960)	726,753	(1,729,192)	209,472	792,967	(513,960)
Non-controlling interest in consolidated joint ventures				173		173
Total liabilities and equity	$(471,599)	$2,303,093	$(1,406,700)	$283,962	$792,967	$1,501,723

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET
OCTOBER 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS:
Homebuilding	$12,756	$200,281	$1,091,511	$212,526	$	$1,517,074
Financial services			4,537	80,569		85,106
Investments in and amounts due to and from consolidated subsidiaries	(467,562)	2,140,349	(2,430,491)	(14,221)	771,925	-
Total assets	$(454,806)	$2,340,630	$(1,334,443)	$278,874	$771,925	$1,602,180

LIABILITIES AND EQUITY:
Homebuilding	$2,172	$(33)	$354,528	$11,939	$	$368,606
Financial services			4,231	60,015		64,246
Notes payable		1,623,957	144			1,624,101
Income tax payable	39,716		2,113			41,829
Stockholders’ (deficit) equity	(496,694)	716,706	(1,695,459)	206,828	771,925	(496,694)
Non-controlling interest in consolidated joint ventures				92		92
Total liabilities and equity	$(454,806)	$2,340,630	$(1,334,443)	$278,874	$771,925	$1,602,180

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Homebuilding	$4	$(30)	$263,306	$869	$(1,240)	$262,909
Financial services			1,299	5,391		6,690
Intercompany charges			(12,336)	(1,015)	13,351	-
Total revenues	$4	$(30)	$252,269	$5,245	$12,111	$269,599

Expenses:
Homebuilding	1,740	14,621	285,170	(1,168)	6,296	306,659
Financial services	51		1,226	3,915	(15)	5,177
Total expenses	1,791	14,621	286,396	2,747	6,281	311,836
Gain on extinguishment of debt		24,698				24,698
Income (loss) from unconsolidated joint ventures			28	(51)		(23)
(Loss) income before income taxes	(1,787)	10,047	(34,099)	2,447	5,830	(17,562)
State and federal income tax (benefit) provision	(4,564)		5,267			703
Equity in (loss) income of consolidated subsidiaries	15,488				(15,488)	-
Net income (loss)	$18,265	$10,047	$(39,366)	$2,447	$(9,658)	$(18,265)

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Homebuilding	$4	$(95)	$245,908	$895	$(1,239)	$245,473
Financial services			1,332	5,762		7,094
Intercompany charges		28,316	(35,458)	(147)	7,289	-
Total revenues	4	28,221	211,782	6,510	6,050	252,567

Expenses:
Homebuilding	1,544	38,390	268,974	450	1,310	310,668
Financial services	88		1,242	4,140		5,470
Total expenses	1,632	38,390	270,216	4,590	1,310	316,138
Gain on extinguishment of debt						-
Loss from unconsolidated joint ventures			(250)	(742)		(992)
(Loss) income before income taxes	(1,628)	(10,169)	(58,684)	1,178	4,740	(64,563)
State and federal income tax (benefit) provision	(5,881)		5,460			(421)
Equity in (loss) income of consolidated subsidiaries	(68,395)				68,395	-
Net (loss) income	$(64,142)	$(10,169)	$(64,144)	$1,178	$73,135	$(64,142)

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2012
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$18,265	$10,047	$(39,366)	$2,447	$(9,658)	$(18,265)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities	(33,435)	14,424	23,735	(39,239)	9,658	(24,857)
Net cash (used in) provided by operating activities	(15,170)	24,471	(15,631)	(36,792)	-	(43,122)
Net cash (used in) investing activities	-	-	(102)	(1,170)	-	(1,272)
Net cash (used in) provided by financing activities	-	(39,173)	3,201	(685)	-	(36,657)
Intercompany investing and financing activities – net	15,170	(13,424)	13,633	(15,379)	-	-
Net (decrease) increase in cash	-	(28,126)	1,101	(54,026)	-	(81,051)
Cash and cash equivalents balance, beginning of period	-	112,122	(4,989)	143,607	-	250,740
Cash and cash equivalents balance, end of period	$-	$83,996	$(3,888)	$89,581	$-	$169,689

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2011
(In Thousands)
	Parent	Subsidiary Issuer	Units Guarantor Subsidiaries	Units Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(64,142)	$(10,169)	$(64,144)	$1,178	$73,135	$(64,142)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities	15,725	14,051	91,484	18,494	(73,135)	66,619
Net cash (used in) provided by operating activities	(48,417)	3,882	27,340	19,672	-	2,477
Net cash (used in) investing activities			(233)	(1,355)		(1,588)
Net cash (used in) provided by financing activities			(2,122)	(49,571)		(51,693)
Intercompany investing and financing activities – net	48,417	(38,227)	(23,904)	13,714		-
Net (decrease) increase in cash	-	(34,345)	1,081	(17,540)	-	(50,804)
Cash and cash equivalents balance, beginning of period	10	212,370	(12,812)	167,612	-	367,180
Cash and cash equivalents balance, end of period	$10	$178,025	$(11,731)	$150,072	$-	$316,376

23.  Subsequent Events - Pursuant to agreements with bondholders dated February 22, 2012 and February 28, 2012, we issued an aggregate of 1,182,801 shares of our Class A common stock, par value $0.01 per share, in exchange for an aggregate of approximately $4.8 million of our outstanding indebtedness, consisting of $3.0 million aggregate principal amount of our outstanding 8.625% Senior Notes due 2017 and approximately $1.8 million aggregate principal amount of our 12.072% senior subordinated amortizing notes (the “exchanges”).

The exchanges were effected with existing bondholders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchanges.  Accordingly, the exchanges were effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.